Exhibit 99.2

Pre-Clinical Research Services Inc.

Financial Statements and Independent

Accountant's Review Report

September 30, 2019

Table of Contents

Independent Accountant's Review Report

To the Stockholder and Board of Directors

Pre-Clinical Research Services Inc.

Fort Collins, CO

We have reviewed the accompanying financial statements of Pre-Clinical Research Services Inc. (an S Corporation) as of September 30, 2019, and the related statements of income, stockholder's equity and cash flows for the nine months then ended. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of Company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America and for designing, implementing, and maintaining internal control relevant to the preparation and fair presentation of the financial statements.

Our responsibility is to conduct the review in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. Those standards require us to perform procedures to obtain limited assurance that there are no material modifications that should be made to the financial statements. We believe that the results of our procedures provide a reasonable basis for our report.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

Fort Collins, Colorado

February 6, 2020

Pre-Clinical Research Services Inc.

Balance Sheet

September 30, 2019

Assets

Current assets:
Cash	$219,768
Accounts receivable	567,665
Prepaid expenses and other current assets	47,557
Investment securities	465,031
Total current assets	1,300,021

Long-term assets:
Property and equipment, net	705,361

Total assets	$2,005,382

Liabilities and Stockholder's Equity

Current liabilities
Accounts payable	$140,907
Accrued liabilities	179,724
Unearned revenue	69,242
Total current liabilities	389,873

Stockholder's equity
Common stock, no par value, 500,000 shares authorized; 1,000 shares issued and outstanding	1,000
Additional paid in capital	237,573
Retained earnings	1,376,936
Total stockholder's equity	1,615,509

Total liabilities and stockholder's equity	$2,005,382

See Accompanying Notes to the Financial Statements and Independent Accountant's Review Report.

Pre-Clinical Research Services Inc.

Statement of Income

For the Nine Months Ended September 30, 2019

Revenue	$3,699,660

Cost of services	1,741,871

Gross profit	1,957,789

Operating expenses
General and administrative	760,172
Salaries, wages and employee benefits	720,703
Depreciation expense	193,860

Total operating expenses	1,674,735

Operating income	283,054

Other income (expense)
Other income	5,395
Interest income	1,340
Realized gain on sale of investment securities	2,252
Change in value of investment securities	9,041
Loss on settlement - Note 6	(23,750)

Total other expense	(5,722)

Net income	$277,332

See Accompanying Notes to the Financial Statements and Independent Accountant's Review Report.

Pre-Clinical Research Services Inc.

Statement of Changes in Stockholder's Equity

For the Nine Months Ended September 30, 2019

	Common Stock		Additional	Retained	Total Stockholder's
	Shares	Amount	Paid in Capital	Earnings	Equity
Beginning January 1, 2019	1,000	$1,000	$237,573	$1,122,543	$1,361,116
Distributions to stockholder	-	-	-	(22,939)	(22,939)
Net income	-	-	-	277,332	277,332
Ending September 30, 2019	1,000	$1,000	$237,573	$1,376,936	$1,615,509

See Accompanying Notes to the Financial Statements and Independent Accountant's Review Report.

Pre-Clinical Research Services Inc.

Statement of Cash Flows

For the Nine Months Ended September 30, 2019

Cash flows from operating activities:
Net income	$277,332

Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation expense	193,860
Realized gain on sale of investment securities	(2,252)
Change in value of investment securities	(9,041)

Changes in working capital items:
(Increase) in accounts receivable	(26,805)
Decrease in prepaid expenses and other current assets	79,486
Increase in accounts payable	73,854
Increase in accrued liabilities	9,419
Increase in unearned revenue	34,562

Net cash provided by operating activities	630,415

Cash flows from investing activities:
Cash paid for purchase of investment securities	(270,000)
Cash paid for purchase of fixed assets	(123,591)

Net cash (used in) investing activities	(393,591)

Cash flow from financing activities:
Distributions to stockholder	(22,939)

Net cash (used in) financing activities	(22,939)

Net increase in cash during the period	213,885

Cash, beginning of year	5,883

Cash, end of period	$219,768

Pre-Clinical Research Services Inc.

Notes to the Financial Statements

September 30, 2019

Note 1 - Summary of Significant Accounting Policies

The accounting and reporting policies of Pre-Clinical Research Services Inc. (the "Company") conform to accounting principles generally accepted in the United States of America. The following summary of significant accounting policies is presented to assist the reader in evaluating the Company's financial statements.

Business Activity - Pre-Clinical Research Services Inc. was originally incorporated on September 8, 2005. The Company is headquartered in Fort Collins, Colorado and provides FDA-GLP compliant and Non-GLP research and pre-clinical testing for the pharmaceutical and medical device industries.

Basis of Accounting - The Company maintains its accounting records on the accrual basis of accounting. This method is based on the matching concept of accounting principles generally accepted in the United States of America. As a result, revenues are recognized when they are earned and expenses are recognized when they are incurred.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents - For purposes of the balance sheet and cash flow statement, cash and cash equivalents include all bank accounts of the Company that have maturities of three months or less.

Investment Securities - Securities that are bought and held for the purpose of selling them in the near future are classified as trading securities. These securities are carried at fair market value and unrealized gains and losses are recognized in current year earnings.

Pre-Clinical Research Services Inc.

Notes to the Financial Statements

September 30, 2019

Note 1 - Summary of Significant Accounting Policies (continued)

Accounts receivable - Accounts receiveable include customer obligations due under normal trade terms for amounts billed pursuant to the agreed upon billing schedule for each respective customer contract. The Company records accounts receivable at their net realizable value, which requires management to estimate the collectibility of the Company's receivables. Judgment is required in assessing the realization of these receivables, including the credit worthiness of each counterparty and the related aging of past due balances.

Management evaluates all accounts and a reserve is established based on the best facts available based on management's assessment of their collectability. After all attempts to collect a receivable have failed, the receivable is written off through the allowance for doubtful accounts. The allowance for doubtful accounts is estimated by analyzing the payment history of customers and current economic conditions. Based on this analysis, the Company determined no allowance was necessary as of September 30, 2019.

Property and Equipment - Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Expenditures for major renewals and betterments that extend the useful lives of equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. All tangible personal property with a useful life of more than one year and a unit acquisition cost of $2,500 or more is capitalized and depreciated over its useful life using the straight-line method. The Company expenses the full acquisition cost of tangible personal property below this threshold in the year of purchase. Estimated useful lives on property and equipment are as follows:

Years
Vehicles	5-7 years
Laboratory equipment	5-7 years
Equipment	5-7 years

Improvements are depreciated over the shorter of the lease term or useful life of the asset. Total depreciation expense charged to operations for the nine months ended September 30,

2019 was $193,860.

Long-Lived Assets - The Company evaluates its long-lived assets in accordance with Accounting Standards Codification ("ASC") 360-10-50, “Accounting for the Impairment or Disposal of Long-lived Assets,” which requires reviewing long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be reasonable. Recoverability of these assets is measured by comparison of their carrying amounts to future undiscounted cash flows the assets are expected to generate. If long-lived assets are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the assets exceeds its fair market value and is recorded in the year the determination was made. There was no impairment of long-lived assets as of September 30, 2019.

Pre-Clinical Research Services Inc.

Notes to the Financial Statements

September 30, 2019

Note 1 - Summary of Significant Accounting Policies (continued)

Revenue Recognition - The Company earns revenue through service contracts, which generally are fixed price arrangements subject to pricing adjustments based on changes in scope. In cases where performance spans multiple accounting periods, revenue is recognized as the respective clinical study progresses. The total contract value, or total contractual payments, represents the aggregate contracted price for each of the agreed upon services to be provided. Changes in the scope of work are common, especially under long-term contracts, and generally result in a change in contract value. Once the customer has agreed to the changes in scope and renegotiated pricing terms, the contract value is amended with revenue recognized as described above. Estimates of costs to complete are made to provide, where appropriate, for losses expected on contracts. Costs are expensed as incurred.

Billing schedules and payment terms are generally negotiated on a contract-by-contract basis. The Company bills the customer for the total contract value in progress-based installments as certain non-contingent billing milestones are reached over the contract duration, such as contract signing, completion of the study, and delivery of the report. The term "billing milestone" relates only to a billing trigger in a contract whereby amounts become billable and payable in accordance with a negotiated predetermined billing schedule throughout the term of the project. These billing milestones are generally not performance- based (i.e., there is no potential additional consideration tied to specific deliverables or performance).

In some cases, payments received are in excess of revenue recognized. Payments received in advance of services being provided are deferred as unearned revenue on the balance sheet. As the contracted services are subsequently performed and the associated revenue is recognized, the unearned revenue balance is reduced by the amount of revenue recognized during the period.

Advertising - The Company expenses advertising costs as incurred. Advertising expenses charged to operations were $9,937 for the nine months ended September 30, 2019.

Concentration of Credit Risk - The Company's operations are concentrated in the pharmaceutical and medical devices industry. As such, the Company's trade accounts receivable, payables and operations are concentrated in this industry.

The Company maintains cash accounts which, at times, may exceed the federally insured limit. Federal Deposit Insurance Corporation ("FDIC") insures accounts up to $250,000. As of September 30, 2019, there were no cash balances in excess of federally insured limits.

Pre-Clinical Research Services Inc.

Balance Sheet

September 30, 2019

Note 1 - Summary of Significant Accounting Policies (continued)

Recently Issued Accounting Pronouncements - In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which will supersede the current revenue recognition requirements in Topic 605, Revenue Recognition. The ASU is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The ASU also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. The new guidance will be effective for the Company's year ending December 31, 2019. The ASU permits application of the new revenue recognition guidance using one of two retrospective application methods. The Company has not yet determined which application method it will use and is currently assessing the impact this new standard will have on its financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases, which will supersede the current lease requirements in ASC 840. The ASU requires lessees to recognize a right-to-use asset and related lease liability for all leases, with a limited exception for short-term leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the statement of operations. Currently, leases are classified as either capital or operating, with only capital leases recognized on the balance sheet. The reporting of lease-related expenses in the statements of operations and cash flows will be generally consistent with the current guidance. The new lease guidance will be effective for the Company's year ending December 31, 2021 and will be applied using a modified retrospective transition method to the beginning of the earliest period presented. Upon adoption, the Company will recognize a lease liability and corresponding right-to-use asset based on the present value of the minimum lease payments. The effects on the results of operations are not expected to be significant, as recognition and measurement of expenses and cash flows for leases will be substantially the same under the new standard.

Pre-Clinical Research Services Inc.

Balance Sheet

September 30, 2019

Note 1 - Summary of Significant Accounting Policies (continued)

Income Taxes - The Company has elected under the Internal Revenue Code to be an S- corporation. In lieu of corporate income taxes, the stockholder is taxed on his proportionate share of the Company's taxable income. Therefore, no provision or liability for federal or state income taxes has been included in these financial statements.

The Company accounts for uncertain tax positions in accordance with ASC 740-10, Income Taxes. ASC 740-10, Income Taxes, provides several clarifications related to uncertain tax positions. Most notably, a "more-likely-than-not" standard for initial recognition of tax positions, a presumption of audit detection and a measurement of recognized tax benefits based on the largest amount that has a greater than 50 percent likelihood of realization. As of September 30, 2019, management does not believe the Company has uncertain tax positions that are material to the Company's financial statements. Accordingly, the Company has not recognized any penalty, interest or tax impact related to uncertain tax positions.

Fair Value Measurements - The carrying value of the Company's financial instruments approximates fair value due to the relative short-term nature of these instruments.

The Company uses a three-tier value hierarchy which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted market prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either observable directly or indirectly through market corroboration, for substantially the full term of the financial instrument; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions. The Company has no financial instruments utilizing Level 2 or Level 3 inputs for measurement of fair value.

Note 2 - Property and Equipment

Property and equipment consists of the following as of September 30, 2019:

Leasehold improvements	$1,064,063
Laboratory equipment	317,842
Equipment	494,389
Vehicles	139,980
Total property and equipment	2,016,274
Accumulated depreciation	(1,310,913)
Property and equipment, net	$705,361

Pre-Clinical Research Services Inc.

Balance Sheet

September 30, 2019

Note 3 - Accrued Liabilities

Accrued liabilities consists of the following as of September 30, 2019:

Accrued payroll and benefits	$21,791
Accrued vacation	124,360
Accrued property tax	33,573
$179,724

Note 4 - Line of Credit

On October 22, 2008, the Company entered into a line of credit agreement with a lender, amended from time to time, with a maximum limit of $200,000. The line of credit bears interest at a variable rate equal to the annual prime rate plus an applicable margin of 1.00%, as defined by the agreement. The rate was 6.00% as of September 30, 2019. Interest only payments are due and payable monthly with all unpaid principal and interest due at maturity on December 22, 2019. The line of credit is personally guaranteed by Donald H. Maul, secured by substantially all assets of the Company, and is subject to various financial and non-financial convenants. The Company was in compliance with all covenants as of September 30, 2019. The Company did not have an outstanding balance on the line of credit as of September 30, 2019. The line of credit was paid in full and closed on December 2, 2019 in connection with the acquisition of the Company (Note 11).

Note 5 - Related Party Transactions

The Company's leased facilities are owned by Big Horn Holdings, LLC ("Big Horn"). See Note 7.

Note 6 - Contingencies

The Company may be a party of routine claims brought against it in the ordinary course of business. The Company estimates whether such liabilities are probable to occur and whether reasonable estimates can be made, and accrues liabilities when both conditions are met. Although the ultimate outcome of these matters, if and when they arise, cannot be accurately predicted due to inherent uncertainty of litigation, in the opinion of management, based upon current information, no currently pending, or overtly threatened claims are expected to have a material adverse effect on the business, financial condition, or results of operations.

On December 6, 2017, a former employee filed a complaint against the Company for alleged discrimination which remained unresolved through December 31, 2018. On May 28, 2019, the complaint was resolved and the Company reach a settlement of $23,750. Additionally, the Company paid for the former employee's attorney fees of $22,500. Amounts were paid on June 12, 2019.

Pre-Clinical Research Services Inc.

Balance Sheet

September 30, 2019

Note 7 - Operating Leases

On November 1, 2005, the Company entered into a lease agreement with Big Horn, a company solely owned by the stockholder of the Company, for the facility located at 1512 Webster Court. The current lease agreement calls for base monthly rental payments of $18,819, increasing approximately 3% each year, and expired on June 30, 2008. Pursuant to the lease agreement, the Company had the option to extend the lease terms for two additional periods of five years with base monthly rental payments increasing approximately 3.5% through expiration of the extended lease term on June 30, 2023.

On August 19, 2016, the Company entered into a lease agreement with Big Horn for the facilities located at 675 Red Mountain Road. The lease agreement calls for monthly rental payments of $6,413, increasing approximately 3% each year, through expiration on December 31, 2020.

Rental expenses totaled $235,280 for the nine months ended September 30, 2019.

Future minimum rental payments required under the non-cancelable operating lease agreements are as follows for the nine months ending September 30, :

2020	$323,336
2021	266,108
2022	252,574
2023	194,360
$1,036,378

Note 8 - Retirement Plan

The Company sponsors an Internal Revenue Code Section 401(k) safe harbor profit sharing plan covering substantially all of its employees. The Company provides a matching contribution equal to two rates including i) 100% of each participant's contribution percentage up to a maximum of 3% plus ii) 50% match for contributions exceeding 3% not to exceed 5% of the participant's compensation. Company contributions totaled $42,452 for the nine months ended September 30, 2019.

Pre-Clinical Research Services Inc.

Balance Sheet

September 30, 2019

Note 9 - Fair Value Measurements

ASC 820-10, Fair Value Measurements, establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy consists of three broad levels: Level 1 inputs consist of unadjusted quoted prices in active markets for identical assets and have the highest priority, Level 2 inputs are based primarily on quoted prices for similar assets or liabilities in active or inactive markets, and Level 3 inputs have the lowest priority. The Company uses appropriate valuation techniques based on the available inputs to measure the fair value of its investments. Valuation techniques utilized to determine fair value are consistently applied.

Level 1 Fair Value Measurements - Inputs to the valuation methodology are unadjusted quoted process for identical assets or liabilities in an active market which the Company has the ability to access at the measurement date.

Level 2 Fair Value Measurements - Inputs to the valuation methodology include:

☐	Quoted prices for similar assets or liabilities in an active market;
☐	Quoted prices for identical or similar assets or liabilities in an inactive markets;
☐	Inputs other than quoted prices that are observable for the asset or liability;
☐	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the level 2 input must be observable for substantially the full term of the asset or liability.

Level 3 Fair Value Measurements - Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset or liability's fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

The following is a description of the valuation methodologies used for assets measured at fair value:

Publicly traded securities: Valued at the closing price reported on the active market on which the individual securities are traded.

The preceding methods described may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, although the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

Pre-Clinical Research Services Inc.

Balance Sheet

September 30, 2019

Note 9 - Fair Value Measurements (continued)

The following table sets forth by level, within the fair value hierarchy, the Company's fair value measurements at September 30, 2019.

	Fair Value Measurements Using:

September 30, 2019	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Fair value of publicly traded securities	$465,031	$465,031	$-	$-
Ending balance securities	$465,031	$465,031	$-	$-

Note 10 - Concentrations

Significant customers and vendors are those that account for greater than 10% of the Company's revenues and purchases.

The following customer represented approximately 26% of total sales revenue for the nine months ended September 30, 2019:

Customer
Medtronic	$956,136

Amounts due from the significant customer totaled approximately 13% of accounts receivable as of

September 30, 2019.

Customer
Medtronic	$67,090

Pre-Clinical Research Services Inc.

Balance Sheet

September 30, 2019

Note 10 - Concentrations (continued)

The following vendors represented approximately 11% of total purchases for the nine months ended

September 30, 2019:

Vendor
Alizee Pathology, Inc.	$183,772

Amounts due to significant vendors represented approximately 8% of accounts payable as of

September 30, 2019:

Vendor
Alizee Pathology, Inc.	$11,651

Note 11 - Subsequent Events

In accordance with ASC 855, Subsequent Events, management has evaluated all material events or transactions that occurred after September 30, 2019, the balance sheet date, through February 6, 2020, the date the financial statements were available to be issued. Management has determined there are no events or transactions which would impact the financial statements for the nine months ended September 30, 2019, except as follows:

On November 8, 2019, the Company (the "Seller") entered into an asset purchase agreement with Bronco Research Services, LLC (the "Buyer") and Bioanalytical Systems, Inc. (the "Parent") to sell substantially all of the Company's assets for an aggregrate adjusted purchase price equal to i) $1,500,000 plus or minus various adjustments as defined in the asset purchase agreement; ii) $800,000 unsecured promissory note to the Seller; and iii) 240,000 common shares of the Parent ; and iv) liabilities assumed and paid for by the Buyer.

The Company closed the line of credit effective December 2, 2019.